Media Contact:         Libby Hutchinson
                       1-800-228-9268
                       (206) 461-2484

Investor Contacts:     Doug Wisdorf
                       (206) 461-3805
                       JoAnn DeGrande                    April 18, 2000
                       (206) 461-3186             FOR IMMEDIATE RELEASE

WASHINGTON MUTUAL ANNOUNCES RECORD FIRST-QUARTER EARNINGS,
INCREASED CASH DIVIDEND AND NEW SHARE REPURCHASE INITIATIVE


      SEATTLE -- Washington Mutual, Inc. (NYSE: WM) today announced record first-quarter earnings of $458.5 million or 83 cents per diluted share, up from first-quarter 1999 earnings of $444.1 million or 76 cents per share.
      Highlights of the recent quarter included:
        a return on average common equity of 20.64 percent;
        an efficiency ratio of 47.61 percent;
        double-digit, year-over-year increases in depositor and other retail banking fees and securities fees and commissions;
        record net growth of more than 133,000 retail checking accounts; and continued strength in overall loan originations despite the more challenging interest rate environment in 2000.
      Based on the company's first-quarter performance, the board of directors declared a cash dividend on the common stock of 28 cents per share, an increase from the previous quarter's cash dividend of 27 cents per share. Dividends on the common stock are payable May 15, 2000 to shareholders of record as of April 28, 2000.
      "Washington Mutual's first-quarter results reflect the continued strength of our underlying operating fundamentals and core business," said Kerry Killinger, the company's chairman, president and chief executive officer. "Our employees continue to deliver outstanding results, despite a challenging interest rate environment, by focusing on the elements of our business plan that are within our control and finding new and innovative ways to serve our fast-growing customer base."
                                   -more-
WM - 2
      In other news, the board of directors today authorized an expanded share repurchase program under which Washington Mutual will acquire, from time to time, up to 55 million additional shares of its common stock. As of March 31, 2000, the company had repurchased approximately 51.3 million shares of stock since April 20, 1999, as part of the previously announced purchase programs totaling 56.3 million shares. Washington Mutual had approximately 553 million shares outstanding at March 31, 2000.

FIRST-QUARTER RESULTS
      First-quarter 1999 results do not reflect the operations of Long Beach Mortgage, which was acquired in a purchase transaction on Oct. 1 of last year.
NET INTEREST AND NONINTEREST INCOME
      Strong growth in noninterest income more than offset the effect of compression in the net interest margin that occurred over the past year as short-term interest rates on deposits and borrowings repriced upward faster than Washington Mutual's assets. In the first quarter of 2000, net interest income was $1.08 billion versus $1.13 billion a year earlier. The spread during the quarter was 2.25 percent, compared with 2.60 percent for the same period last year. The margin was 2.38 percent in the most recent quarter versus 2.79 percent for first quarter 1999.
      Depositor and other retail banking fees were a record $211.0 million, up 29 percent from $163.4 million a year earlier. Helping drive this increase in fee income was the addition of 133,292 net new retail checking accounts during the first quarter of 2000. The company added over 427,000 net new retail checking accounts, year over year.
      The strong growth in noninterest income was also fueled by a significant increase in securities fees and commissions, which were $82.6 million for the first quarter of 2000, up 39 percent from $59.5 million for the same period one year ago.
      As part of its initiative to remix its balance sheet, Washington Mutual securitized $6.70 billion of seasoned residential mortgage loans and sold $5.08 billion of the resulting senior and subordinated certificates while retaining the remainder. During the quarter, the company also sold $1.76 billion of seasoned residential loans, $736.3 million of current production residential loans and the majority of loans originated by Long Beach Mortgage. These activities led to gain on sale of loans of $61.2 million for the most recent quarter, compared with $38.4 million for the first quarter of 1999, when Long Beach Mortgage was not part of the company. The gains that resulted from these sales were partially offset by losses incurred on the sale of certain mortgage-backed securities.
                                   -more-
WM - 3

LENDING
      Total loan originations increased to $12.16 billion for the quarter, up from $11.88 billion one year ago.
      Single-family residential (SFR) loan originations (excluding residential construction) were $8.50 billion, as compared with $9.67 billion one year ago. Of the first-quarter SFR originations, 91 percent were adjustable-rate mortgages, up from 54 percent for the same period in 1999.
      Originations of second mortgage and other consumer, specialty mortgage finance, commercial business, commercial real estate and residential construction loans totaled $3.67 billion for the most recent quarter, up 66 percent over $2.21 billion in the first quarter of 1999.
EFFICIENCY RATIO
      The strong growth in noninterest income, combined with effective expense management, led to an efficiency ratio (defined as other expenses, excluding amortization of intangible assets, as a percentage of net interest income and other income) of 47.61 percent for the most recent quarter, comparable with 47.62 percent in last year's first quarter.
      Noninterest expense, excluding expenses associated with Long Beach Mortgage, totaled $720.8 million in the first quarter of 2000, compared with first-quarter 1999's figure of $706.1 million, after excluding the $23.8 million of transaction-related expenses.
CREDIT QUALITY
      Total nonperforming assets were a low $979.3 million at March 31, 2000, versus $1.03 billion at Dec. 31, 1999 and represented just 0.52 percent of total assets at the end of the first quarter of 2000.
      The company's provision for loan losses was $41.2 million, versus $41.7 million for the same period in the previous year. Net loan charge-offs for the first quarter were $41.0 million, compared with $45.0 million a year earlier. At March 31, 2000, loan loss reserves totaled $1.03 billion, and represented 130 percent of nonaccrual loans.
                                   -more-
WM - 4

BALANCE SHEET AND CAPITAL MANAGEMENT
      Consolidated assets at March 31, 2000, were $188.61 billion, up from $186.51 billion at Dec. 31, 1999. (Approximately $5.47 billion of the asset sales previously discussed settled after the quarter end and therefore were still included in the company's total assets at March 31, 2000.)
      Stockholders' equity at March 31, 2000 was $8.71 billion and the capital ratios of Washington Mutual's banking subsidiaries continued to exceed regulatory requirements for classification as "well-capitalized," the highest regulatory standard.
      At March 31, 2000, transaction account balances, including checking, savings and money market deposits, represented 55 percent of total deposits, up from 50 percent at the end of the first quarter of 1999 and 54 percent at the end of 1999. Total deposits were $82.51 billion at the end of the current quarter, up from $81.13 billion at the end of 1999.
      Killinger noted that the company continued to actively deploy its capital during the first quarter by purchasing 19.8 million shares of its common stock at an average price of $23.42.
COMPANY UPDATES
      On April 5, the company opened the first five of 21 new retail concept financial stores in Southern Nevada. The remaining 16 stores will open by the end of the summer. The company projects that the stores will break even shortly after one year of operation and will reach a return on common equity of 20 percent by the end of year two.
      On Feb. 9, Washington Mutual announced a collaborative initiative with iPlanet E-Commerce Solutions, a Sun-Netscape Alliance. The collaboration will extend Washington Mutual's e-commerce initiatives, including the development of a platform that will support the company's net-based messaging applications, gaining additional internal efficiencies and forging stronger relationships with both its consumer and corporate customers.
      On March 30, the company offered and sold $500 million in non-callable
8.25 percent subordinated notes due April 1, 2010. The net proceeds from the sale will be used for general corporate purposes.
                                   -more-
WM - 5

OUTLOOK
      "Although the current interest rate environment provides an immediate challenge for our company, we are focused on the successful execution of our business plan," Killinger said. "Key components of that plan are to remix our balance sheet by increasing the proportion of higher-margin loans, diversify revenues, launch new and innovative ways of serving our customers, operate even more efficiently and maintain credit quality. We're in an excellent position to successfully implement all of financial targets and continue to be one of the nation's top financial services companies."
      With a history dating back to 1889, Washington Mutual is a financial services company that provides a diversified line of products and services to consumers and small- to mid-sized businesses. At March 31, 2000, Washington Mutual and its subsidiaries had consolidated assets of $188.61 billion. The company operates more than 2,000 offices throughout the nation. Washington Mutual press releases are available at www.wamu.com.
                                    # # #

WM - 6
                                WASHINGTON MUTUAL, INC.
                           CONSOLIDATED STATEMENTS OF INCOME
                   (dollars in thousands, except per share amounts)
                                      (unaudited)


                                                                                    Quarter Ended
---------------------------------------------------------------------------------------------------------
                                                                          Mar. 31,    Dec. 31,    Mar. 31,
                                                                             2000        1999        1999
---------------------------------------------------------------------------------------------------------
INTEREST INCOME
  Loans                                                                $2,221,191  $2,179,532  $2,028,502
  Available-for-sale ("AFS") securities                                   692,244     651,868     539,012
  Held-to-maturity ("HTM") securities                                     339,096     305,031     247,377
  Other interest and dividend income                                       51,115      52,511      39,227
---------------------------------------------------------------------------------------------------------
   Total interest income                                                3,303,646   3,188,942   2,854,118
INTEREST EXPENSE
  Deposits                                                                787,855     788,141     813,627
  Borrowings                                                            1,431,081   1,344,580     913,296
---------------------------------------------------------------------------------------------------------
   Total interest expense                                               2,218,936   2,132,721   1,726,923
---------------------------------------------------------------------------------------------------------
     Net interest income                                                1,084,710   1,056,221   1,127,195
Provision for loan losses                                                  41,162      41,720      41,700
---------------------------------------------------------------------------------------------------------
     Net interest income after provision for loan losses                1,043,548   1,014,501   1,085,495
NONINTEREST INCOME
  Depositor and other retail banking fees                                 211,033     219,695     163,417
  Securities fees and commissions                                          82,573      71,662      59,522
  Insurance fees and commissions                                           11,479      11,575      10,670
  Loan servicing income                                                    33,269      38,540      26,031
  Loan related income                                                      24,021      24,792      26,547
  Gain on sale of loans                                                    61,228      28,362      38,362
  Gain (loss) from securities                                             (21,566)        299      (2,693)
  Other income                                                             21,027      28,291      30,288
---------------------------------------------------------------------------------------------------------
   Total noninterest income                                               423,064     423,216     352,144
NONINTEREST EXPENSE
  Compensation and benefits                                               330,406     288,361     301,609
  Occupancy and equipment                                                 152,501     153,280     134,904
  Telecommunications and outsourced information services                   76,927      67,857      70,064
  Depositor and other retail banking losses                                25,522      30,004      25,247
  Transaction-related expense                                                   -      22,678      23,802
  Amortization of goodwill and other intangible assets                     26,746      26,305      25,373
  Foreclosed asset (income) expense                                        (1,395)         21       3,794
  Other expense                                                           133,871     143,098     145,074
---------------------------------------------------------------------------------------------------------
   Total noninterest expense                                              744,578     731,604     729,867
---------------------------------------------------------------------------------------------------------
    Income before income taxes                                            722,034     706,113     707,772
Income taxes                                                              263,542     255,821     263,654
---------------------------------------------------------------------------------------------------------
NET INCOME                                                             $  458,492  $  450,292  $  444,118
=========================================================================================================
NET INCOME ATTRIBUTABLE TO COMMON STOCK                                $  458,492  $  450,292  $  444,118
=========================================================================================================

Net income per common share:
   Basic                                                                    $0.83       $0.80       $0.76
   Diluted                                                                   0.83        0.80        0.76


WM - 7
                                WASHINGTON MUTUAL, INC.
                            SELECTED FINANCIAL INFORMATION
                                (dollars in thousands)
                                      (unaudited)


                                                                                Quarter Ended
----------------------------------------------------------------------------------------------------------
                                                                     Mar. 31,       Dec. 31,       Mar. 31,
                                                                        2000           1999           1999
----------------------------------------------------------------------------------------------------------
DATA USED TO COMPUTE PER SHARE AMOUNTS
 Net income attributable to basis and diluted common stock          $458,492       $450,292       $444,118

 Average common shares used to calculate earnings per share:
   Basic                                                         551,787,125    563,378,599    581,939,740
   Common stock equivalents                                          871,533      1,449,079      2,640,443
----------------------------------------------------------------------------------------------------------
   Diluted                                                       552,658,658    564,827,678    584,580,183

FINANCIAL RATIOS
 Return on average assets                                               0.98%          0.98%          1.08%
 Return on average common equity                                       20.64          20.01          18.72
 Efficiency ratio:
  Including amortization of intangible assets                          49.38          49.45          49.34
  Excluding amortization of intangible assets                          47.61          47.67          47.62


WEIGHTED AVERAGE INTEREST RATES
 Yield on loans                                                         7.64%          7.45%          7.43%
 Yield on mortgage-backed securities ("MBS")                            6.81           6.67           6.78
 Yield on investment securities                                         5.88           5.96           5.56
----------------------------------------------------------------------------------------------------------
  Yield on interest-earning assets                                      7.33           7.17           7.20

 Cost of deposits                                                       3.91           3.83           3.91
 Cost of borrowings                                                     6.08           5.84           5.44
----------------------------------------------------------------------------------------------------------
  Cost of interest-bearing liabilities                                  5.08           4.89           4.60

  Net interest spread                                                   2.25           2.28           2.60
  Net interest margin                                                   2.38           2.41           2.79

AVERAGE BALANCES
 Loans                                                          $116,289,707   $116,858,676   $109,289,268
 MBS                                                              60,046,653     56,801,218     45,765,022
 Investment securities                                             4,120,524      4,136,732      3,606,580
----------------------------------------------------------------------------------------------------------
  Total interest-earning assets                                  180,456,884    177,796,626    158,660,870

 Deposits                                                         80,967,950     81,694,852     84,289,648
 Borrowings                                                       94,727,478     91,354,999     68,015,000
----------------------------------------------------------------------------------------------------------
  Total interest-bearing liabilities                             175,695,428    173,049,851    152,304,648

 Total assets                                                    186,376,917    183,722,193    164,220,074
 Stockholders' equity                                              8,885,473      8,999,852      9,488,284


WM - 8
                                WASHINGTON MUTUAL, INC.
                    CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                   (dollars in thousands, except per share amounts)
                                     (unaudited)


                                                  Mar. 31, 2000      Dec. 31, 1999     Mar. 31, 1999
-----------------------------------------------------------------------------------------------------
ASSETS
  Cash and cash equivalents                        $  2,818,015       $  3,040,167      $  1,907,920
  Trading securities                                     35,320             34,660            29,757
  AFS securities:
     MBS                                             40,704,634         40,972,653        41,425,579
     Investment securities                              444,394            411,665           574,118
  HTM securities:
     MBS                                             18,596,688         19,263,413        14,663,994
     Investment securities                              138,014            138,052           137,918
  Loans:
     Loans held in portfolio                        110,859,979        113,745,650       107,942,189
     Loans held for sale                                362,202            793,504         1,171,720
     Reserve for loan losses                         (1,025,244)        (1,041,929)       (1,069,719)
-----------------------------------------------------------------------------------------------------
       Total loans                                  110,196,937        113,497,225       108,044,190
  Mortgage servicing rights                             767,596            643,185           482,873
  Foreclosed assets                                     190,030            198,961           287,154
  Premises and equipment                              1,541,906          1,558,649         1,439,547
  Investment in Federal Home Loan Banks ("FHLBs")     3,091,918          2,916,749         2,207,034
  Goodwill and other intangible assets                1,165,221          1,199,854           980,233
  Other assets                                        8,914,545          2,638,397        $2,114,735
----------------------------------------------------------------------------------------------------
       Total assets                                $188,605,218       $186,513,630      $174,295,052
====================================================================================================
LIABILITIES
  Deposits:
     Checking accounts                             $ 15,553,923       $ 13,489,471     $ 13,079,328
     Savings accounts and money market deposit
      accounts ("MMDAs")                             29,702,330         30,048,378       29,381,930
     Time deposit accounts                           37,256,706         37,591,919       41,718,368
----------------------------------------------------------------------------------------------------
       Total deposits                                82,512,959         81,129,768       84,179,626
  Federal funds purchased and commercial paper        2,410,693            866,543        2,424,302
  Securities sold under agreements to repurchase
     ("reverse repurchase agreements")               28,467,663         30,162,823       24,483,163
  Advances from FHLBs                                57,853,022         57,094,053       42,775,203
  Other borrowings                                    6,832,067          6,203,197        4,613,294
  Other liabilities                                   1,823,241          2,004,567        6,209,938
----------------------------------------------------------------------------------------------------
       Total liabilities                            179,899,645        177,460,951      164,685,526
STOCKHOLDERS' EQUITY                                  8,705,573          9,052,679        9,609,526
---------------------------------------------------------------------------------------------------
       Total liabilities and stockholders' equity  $188,605,218       $186,513,630     $174,295,052
====================================================================================================

Common shares outstanding at end of period          552,626,483        571,589,272      594,566,383
Book value per common share                              $16.10             $16.18           $16.50
Tangible book value per common share                      14.24              14.32            15.15

Full-time equivalent employees at end of period          28,205             28,509           27,931

WM - 9
                                    WASHINGTON MUTUAL, INC.
                           SELECTED FINANCIAL INFORMATION
                (dollars in thousands, except per share amounts)
                                 (unaudited)

Note: The following analysis of reported and operating earnings is based upon the Company's opinion and is intended to provide the user additional information about the Company's operations. It is not intended to replace traditional financial statement disclosures in accordance with generally accepted accounting principles and may not be comparable to similarly titled measures reported by other companies.

                                                                                   Quarter Ended
---------------------------------------------------------------------------------------------------------
                                                                        Mar. 31,     Dec. 31,     Mar. 31,
                                                                           2000         1999         1999
---------------------------------------------------------------------------------------------------------
REPORTED FINANCIAL RESULTS

 Net income                                                            $458,492     $450,292     $444,118
 Net income per diluted common share                                      $0.83        $0.80        $0.76

 Financial ratios on reported financial results:
  Return on average assets                                                 0.98%        0.98%        1.08%
  Return on average common equity                                         20.64        20.01        18.72
  Efficiency ratio, excluding amortization of intangible assets           47.61        47.67        47.62


OPERATING FINANCIAL RESULTS, EXCLUDING TRANSACTION-RELATED EXPENSE

 Reported pretax income                                                $722,034     $706,113     $707,772
 Transaction-related expense                                                  -       22,678       23,802
---------------------------------------------------------------------------------------------------------
  Adjusted pretax income                                                722,034      728,791      731,574
 Provision for income taxes                                             263,542      264,037      272,521
---------------------------------------------------------------------------------------------------------
  Earnings from operations, excluding transaction-related expense(a)   $458,492     $464,754     $459,053
=========================================================================================================

  Earnings per diluted common share                                       $0.83        $0.82        $0.79

 Financial ratios on operating financial results:
  Return on average assets                                                 0.98%        1.01%        1.12%
  Return on average common equity                                         20.64        20.66        19.35
  Efficiency ratio, excluding amortization of intangible assets           47.61        46.14        46.01


EARNINGS FROM OPERATIONS, EXCLUDING TRANSACTION-RELATED EXPENSE AND AMORTIZATION OF INTANGIBLE ASSETS

(a)Earnings from operations, excluding transaction-related expense     $458,492     $464,754     $459,053
   Total amortization of intangible assets during the period             26,746       26,305       25,373
   Tax benefit(1)                                                         6,058        3,438        5,093
---------------------------------------------------------------------------------------------------------
  Amortization of intangible assets, net of tax                          20,688       22,867       20,280
---------------------------------------------------------------------------------------------------------
  Earnings from operations, excluding transaction-related
   expense and amortization of intangible assets                       $479,180     $487,621     $479,333
 ========================================================================================================

    Earnings per diluted common share                                     $0.87        $0.86        $0.82

 Financial ratios on earnings from operations:
  Return on average assets                                                 1.03%        1.06%        1.17%
  Return on average common equity                                         21.57        21.67        20.21

 (1) Cash basis calculations exclude intangible assets and the related amortization expense.

WM - 10
                                WASHINGTON MUTUAL, INC.
                            SELECTED FINANCIAL INFORMATION
                                      (unaudited)


                                                                  Mar. 31,      Dec. 31,
                                                                     2000          1999
---------------------------------------------------------------------------------------
CAPITAL ADEQUACY
  Stockholders' equity/total assets(1)                               4.62%         4.85%
  Stockholder's equity(2)/total assets(2)                            5.04          5.18

(1) During the first quarter of 2000, $8.75 billion of loans were securitized into MBS.
    Of that amount, $5.08 billion was sold on March 31, 2000 with a settlement date of
    April 12, 2000 and is a component of "Other assets."

(2) Excludes unrealized net gain (loss) on available-for-sale securities.




                                                      Mar. 31,     Dec. 31,     Mar. 31,
                                                         2000         1999         1999
---------------------------------------------------------------------------------------

RETAIL CHECKING ACCOUNTS(3)
  WMB and WMBfsb                                    1,026,450    1,006,749      940,842
  WMB, FA                                           3,401,775    3,288,184    3,059,707
---------------------------------------------------------------------------------------
    Total retail checking accounts                  4,428,225    4,294,933    4,000,549
=======================================================================================

RETAIL CHECKING ACCOUNT ACTIVITY(3)
 Net accounts opened during the quarter:
  WMB and WMBfsb                                       19,701       11,024       32,765
  WMB,FA                                              113,591       73,367       60,897
---------------------------------------------------------------------------------------
 Net new retail checking accounts                     133,292       84,391       93,662
=======================================================================================

(3) Retail checking accounts exclude commercial business accounts. The information provided refers to the number of accounts, not dollar volume.



WM - 11
                                WASHINGTON MUTUAL, INC.
                            SELECTED FINANCIAL INFORMATION
                                 (dollars in millions)
                                      (unaudited)


                                                               Quarter Ended
---------------------------------------------------------------------------------------
                                                        Mar. 31,    Dec. 31,    Mar. 31,
                                                           2000        1999        1999
---------------------------------------------------------------------------------------
LOAN ORIGINATIONS
  Single-family residential ("SFR"):
    Adjustable rate ("ARMs")                          $ 7,767.2   $ 8,588.8   $ 5,174.5
    Fixed rate                                            732.4       994.4     4,495.5
  SFR - construction                                      427.9       470.2       380.6
  Second mortgage and other consumer                    1,348.2     1,393.8     1,025.8
  Specialty mortgage finance                              925.2       990.0       121.5
  Commercial business                                     408.6       364.9       298.4
  Commercial real estate                                  555.3       483.2       383.6
---------------------------------------------------------------------------------------
    Total loan originations                           $12,164.8   $13,285.3   $11,879.9
=======================================================================================

  As a percentage of total loan originations:
    SFR, excluding SFR construction                          70%         72%         81%
    All other                                                30          28          19




SFR LOAN ORIGINATIONS
  Short-term ARMs:
   Treasury index                                      $5,326.4    $5,598.7    $1,946.4
   COFI                                                   378.6       257.0       125.7
   Other                                                    2.3         1.1         5.5
---------------------------------------------------------------------------------------
    Total short-term ARMs                               5,707.3     5,856.8     2,077.6
  Medium-term ARMs:
   Treasury index                                       2,059.9     2,732.0     3,096.9
---------------------------------------------------------------------------------------
    Total medium-term ARMs                              2,059.9     2,732.0     3,096.9
  Fixed-rate mortgages                                    732.4       994.4     4,495.5
---------------------------------------------------------------------------------------
    Total SFR loan originations                        $8,499.6    $9,583.2    $9,670.0
=======================================================================================


WM - 12
                                WASHINGTON MUTUAL, INC.
                            SELECTED FINANCIAL INFORMATION
                                 (dollars in millions)
                                      (unaudited)


                                                           Change from
                                                         Dec. 31, 1999      Mar. 31,     Dec. 31,    Mar. 31,
                                                      to Mar. 31, 2000         2000         1999        1999
------------------------------------------------------------------------------------------------------------
LOANS AND MBS BY PROPERTY TYPE
 Loans held in portfolio:
  SFR(1)(2)                                                  $(2,988.5)   $77,245.9    $80,234.4   $79,313.9
  SFR - construction                                              34.3      1,277.1      1,242.8     1,002.7
  Second mortgage and other consumer                             191.6      8,665.9      8,474.3     7,231.0
  Specialty mortgage finance (excludes Long Beach Mortgage)     (332.2)     3,772.9      4,105.1     1,194.8
  Commercial business                                             71.1      1,522.6      1,451.5     1,149.2
  Commercial real estate                                         138.1     18,375.6     18,237.5    18,050.6
 -----------------------------------------------------------------------------------------------------------
 Total loans held in portfolio                                (2,885.6)   110,860.0    113,745.6   107,942.2
 Loans securitized and retained as MBS(1)(2)                     577.4     34,082.8     33,505.4    25,541.0
------------------------------------------------------------------------------------------------------------
  Total loans held in portfolio and loans
   securitized and retained as MBS                            (2,308.2)   144,942.8    147,251.0   133,483.2
 Loans held for sale (includes Long Beach Mortgage)             (431.3)       362.2        793.5     1,171.7
 Less: reserve for loan losses                                    16.7     (1,025.2)    (1,041.9)   (1,069.7)
------------------------------------------------------------------------------------------------------------
  Total loans and loans securitized and retained as MBS       (2,722.8)   144,279.8    147,002.6   133,585.2
 Purchased MBS                                                (1,512.2)    25,218.5     26,730.7    30,548.6
------------------------------------------------------------------------------------------------------------
  Total loans and MBS                                        $(4,235.0)  $169,498.3   $173,733.3  $164,133.8
============================================================================================================


                                                                      Dec. 31, 1999            Mar. 31, 1999
                                                                   to Mar. 31, 2000         to Mar. 31, 2000
------------------------------------------------------------------------------------------------------------
RECONCILIATION OF LOANS HELD IN PORTFOLIO
 Balance, beginning of period:                                           $113,745.6               $107,942.2
  Loans originated and purchased                                            9,789.6                 50,332.9
  Loans securitized(1)(2)                                                  (8,754.1)               (19,950.6)
  Loans sold                                                                 (123.6)                  (168.3)
  Loan payments and other                                                  (3,797.5)               (27,296.2)
------------------------------------------------------------------------------------------------------------
 Change in loans held in portfolio                                         (2,885.6)                (2,917.8)
 Balance, end of period                                                  $110,860.0               $110,860.0
============================================================================================================


(1) During the first quarter of 2000, $8.75 billion of loans were securitized into MBS.  Of that amount,
    $5.08 billion was sold on March 31, 2000 with a settlement date of April 12, 2000.  The receivable of
    $5.08 billion is a component of "Other assets."  The remaining $1.62 billion was retained and held in the AFS MBS portfolio.  This increase in the MBS portfolio was partially offset by paydowns and additional unrealized net losses on available-for-sale securities.

(2) $12.43 billion of loans were securitized during the fourth quarter of 1999.  Approximately $10 billion were attributed to REMICs, which are classified as AFS and HTM securities in the MBS portfolio.


WM - 13
                                WASHINGTON MUTUAL, INC.
                            SELECTED FINANCIAL INFORMATION
                                      (unaudited)


                                       Change from
                                     Dec. 31, 1999       Mar. 31,  % of    Dec. 31,  % of     Mar. 31,  % of
                                  to Mar. 31, 2000          2000  total       1999  total        1999  total
------------------------------------------------------------------------------------------------------------
                                                  (dollars in millions)
REAL ESTATE LOANS AND MBS
 Short-term ARMs:
  COFI                                   $(6,306.7)   $ 49,532.0   32%  $ 55,838.7    35%  $ 73,673.9    48%
  Treasury index                           3,503.2      33,351.6   21     29,848.4    18     14,533.1     9
  Other                                    1,529.2       7,742.6    5      6,213.4     4      6,518.3     4
------------------------------------------------------------------------------------------------------------
   Total short-term ARMs                  (1,274.3)     90,626.2   58     91,900.5    57     94,725.3    61
 Medium-term ARMs:
  Treasury index                           1,171.6      26,980.4   17     25,808.8    16     19,455.7    12
  COFI                                        43.2         604.7    1        561.5     -        736.4     1
  Other                                     (108.1)      1,935.7    1      2,043.8     2      1,577.4     1
------------------------------------------------------------------------------------------------------------
   Total medium-term ARMs                  1,106.7      29,520.8   19     28,414.1    18     21,769.5    14
 Fixed-rate loans held in portfolio       (2,189.6)     11,560.2    7     13,749.8     8     15,615.8    10
 Fixed-rate loans held for sale             (431.3)        362.2    -        793.5     1      1,171.7     1
 Fixed-rate MBS                           (1,393.7)     24,492.7   16     25,886.4    16     22,346.2    14
------------------------------------------------------------------------------------------------------------
   Total real estate loans and MBS       $(4,182.2)   $156,562.1  100%  $160,744.3   100%  $155,628.5   100%
============================================================================================================

LOANS SERVICED FOR OTHERS                             $ 73,444.7(1)     $ 65,159.4(2)      $ 52,424.2

(1) During the first quarter of 2000, $8.75 billion of loans were securitized into MBS.  Of that amount,
    $5.08 billion was sold on March 31, 2000 with a settlement date of April 12, 2000.  The receivable of $5.08 billion is a component of "Other assets."  The remaining $1.62 billion was retained and held in the AFS MBS portfolio.

(2) $12.43 billion of loans were securitized during the fourth quarter of 1999.  Approximately $4 billion of loans were from Long Beach Mortgage and approximately $10 billion were attributed to REMICs, which are classified as AFS and HTM securities in the MBS portfolio.




                                                                      Quarter Ended
                      -------------------------------------------------------------------------
                                                           Mar. 31,     Dec. 31,     Mar. 31,
                                                              2000         1999         1999
                      -------------------------------------------------------------------------
                      INCOME RELATED TO MORTGAGE LOANS               (dollars in thousands)

                      Loan related income                   $ 24,021       $24,792      $26,547
                      Loan servicing income                   33,269        38,540       26,031
                      Gain on sale of loans                   61,228        28,362       38,362
                      -------------------------------------------------------------------------
                        Total                               $118,518       $91,694      $90,940
                      =========================================================================


WM - 14
                              WASHINGTON MUTUAL, INC.
                          SELECTED FINANCIAL INFORMATION
                               (dollars in millions)
                                    (unaudited)



                                                       Mar. 31, 2000          Dec. 31, 1999
-----------------------------------------------------------------------------------------------
                                                    Balance    Term(1)      Balance    Term(1)
-----------------------------------------------------------------------------------------------
DEPOSITS, BORROWINGS AND DERIVATIVES OUTSTANDING             (in months)             (in months)
Deposits:
  Noninterest bearing checking accounts           $  9,136.5      NA       $  7,274.6     NA
  Interest bearing checking accounts,
    savings accounts and MMDAs                      36,119.8      NA         36,263.3     NA
  Time deposit accounts                             37,256.7       8         37,591.9      8
----------------------------------------------------------------------------------------------
   Total deposits                                   82,513.0                 81,129.8
Borrowings:
  Adjustable                                        57,401.1       1         55,481.7      1
  Short-term fixed                                  22,531.7       2         26,925.0      2
  Long-term fixed                                   15,630.6      45         11,919.9     51
----------------------------------------------------------------------------------------------
   Total borrowings                                 95,563.4                 94,326.6
----------------------------------------------------------------------------------------------
Total deposits and borrowings                     $178,076.4               $175,456.4
==============================================================================================

Notional amount of derivatives:
  WM pay rate swaps:
    Fixed rate                                     $13,707.0      14        $ 9,292.8     13
    Variable rate                                    1,060.0       1          1,110.0      1
----------------------------------------------------------------------------------------------
  Total swaps                                       14,767.0                 10,402.8
  Caps\Collars\Corridors                            10,138.8       1         11,128.8      1
----------------------------------------------------------------------------------------------
    Total derivatives                              $24,905.8                $21,531.6
==============================================================================================

(1)  Terms used are remaining term for deposits and term to reprice for borrowings and notional amount of derivatives.

WM - 15
                                WASHINGTON MUTUAL, INC.
                            SELECTED FINANCIAL INFORMATION
                                 (dollars in millions)
                                      (unaudited)


                                                                         Quarter Ended
----------------------------------------------------------------------------------------------------------
                                                       Mar. 31,   Dec. 31,  Sept. 30,   June 30,   Mar. 31,
                                                          2000       1999       1999       1999       1999
----------------------------------------------------------------------------------------------------------
RESERVE FOR LOAN LOSSES
 Balance, beginning of quarter                       $1,041.9    $1,051.4   $1,053.6   $1,069.7   $1,067.8
 Provision for loan losses                               41.2        41.7       40.8       42.9       41.7
 Transfers of reserves(1)(2)                            (16.9)       (6.4)         -          -        5.2
 Loans charged off:
  SFR and SFR construction                               (6.8)       (8.3)      (9.9)      (8.5)     (11.1)
  Second mortgage and other consumer                    (37.7)      (36.4)     (35.7)     (33.1)     (37.2)
  Specialty mortgage finance                             (0.6)       (0.3)      (0.1)      (0.1)         -
  Commercial business                                    (0.8)       (1.1)      (0.7)      (1.3)      (2.5)
  Commercial real estate                                 (1.6)       (6.9)      (3.4)     (22.9)      (3.9)
----------------------------------------------------------------------------------------------------------
   Total loans charged off                              (47.5)      (53.0)     (49.8)     (65.9)     (54.7)
 Recoveries of loans previously charged off:
  SFR and SFR construction                                0.1         1.4        0.5        0.2        2.1
  Second mortgage and other consumer                      5.2         4.8        4.8        4.8        4.7
  Specialty mortgage finance                              0.5         0.3          -          -          -
  Commercial business                                     0.2         0.2        0.1        0.2        0.2
  Commercial real estate                                  0.5         1.5        1.4        1.7        2.7
----------------------------------------------------------------------------------------------------------
   Total recoveries of loans previously charged off       6.5         8.2        6.8        6.9        9.7
----------------------------------------------------------------------------------------------------------
    Net charge offs                                     (41.0)      (44.8)     (43.0)     (59.0)     (45.0)
----------------------------------------------------------------------------------------------------------
 Balance, end of quarter                             $1,025.2    $1,041.9   $1,051.4   $1,053.6   $1,069.7
==========================================================================================================

Net charge offs (annualized) as a percentage
 of average loans                                        0.14%       0.15%      0.15%      0.22%      0.16%



(1) During the first quarter of 2000, approximately $16.9 million was transferred out of the reserve for loan losses due to the securitization of $8.75 billion of loans.

(2) During the fourth quarter of 1999, approximately $6.4 million was transferred out of the reserve loan losses due to approximately $10 billion of loans securitized into REMICs and classified as AFS and
    HTM securities in the MBS portfolio.


WM - 16
                                WASHINGTON MUTUAL, INC.
                            SELECTED FINANCIAL INFORMATION
                                 (dollars in millions)
                                      (unaudited)


                                                       Mar. 31,          Dec. 31,        Mar. 31,
                                                          2000              1999            1999
------------------------------------------------------------------------------------------------
RESERVE FOR LOAN LOSSES
 Specific and allocated reserves:
  Commercial real estate                              $   33.3          $   59.0        $  112.1
  Commercial business                                      8.4              17.6            16.1
  Builder construction                                     0.8               5.0             0.8
------------------------------------------------------------------------------------------------
   Total specific and allocated reserves                  42.5              81.6           129.0
 Unallocated reserves                                    982.7             960.3           940.7
------------------------------------------------------------------------------------------------
   Total reserve for loan losses                      $1,025.2          $1,041.9        $1,069.7
================================================================================================

 Reserve for loan losses as a percentage of:
   Nonaccrual loans(1)(2)                                  130%              126%            119%
   Nonperforming assets(1)(2)                              105               102              90


Changes in the liability for losses on loans securitized with recourse and retained or sold, included in "Other liabilities," were as follows:

RECOURSE LIABILITY
 Balance, beginning of quarter                          $113.1            $117.0          $144.3
 Transfer to reserve for loan losses                         -                 -           (15.0)
 Charge offs, net of provision for recourse losses        (3.6)             (3.9)           (1.3)
------------------------------------------------------------------------------------------------
 Balance, end of quarter                                $109.5            $113.1          $128.0
================================================================================================

The total loss coverage represents the reserve for loan losses and recourse liability as a percentage of nonaccrual loans:

 Total loss coverage percentage(1)(2)                      144%              140%            134%




(1)  During the first quarter of 2000, approximately $16.9 million was transferred out of the reserve for loan losses due to the securitization of $8.75 billion of loans.

(2)  During the fourth quarter of 1999, approximately $6.4 million was transferred out of the reserve for loan losses due to approximately $10 billion of loans securitized into REMICs and classified as AFS and HTM securities in the MBS portfolio.


WM - 17
                                WASHINGTON MUTUAL, INC.
                            SELECTED FINANCIAL INFORMATION
                                 (dollars in millions)
                                      (unaudited)


                                                      Mar. 31,   Dec. 31,   Mar. 31,
                                                         2000       1999       1999
-----------------------------------------------------------------------------------
NONPERFORMING ASSETS ("NPAs")
 Nonaccrual loans:
  SFR and SFR construction                            $ 584.7   $  619.9   $  733.3
  Second mortgage and other consumer                     91.5       98.1       94.5
  Specialty mortgage finance                             65.9       57.2        4.0
  Commercial business                                    15.6        9.8        7.0
  Commercial real estate                                 31.6       42.0       57.1
-----------------------------------------------------------------------------------
   Total nonaccrual loans                               789.3      827.0      895.9
 Foreclosed assets:
  SFR and SFR construction                              137.2      143.3      220.5
  Second mortgage and other consumer                     20.7       19.0       14.8
  Specialty mortgage finance                              3.1        6.6          -
  Commercial real estate                                 29.0       30.1       51.9
-----------------------------------------------------------------------------------
   Net foreclosed assets                                190.0      199.0      287.2
-----------------------------------------------------------------------------------
   Total NPAs                                          $979.3   $1,026.0   $1,183.1
===================================================================================

 NPAs by property type:
  SFR and SFR construction                             $721.9   $  763.2   $  953.8
  Second mortgage and other consumer                    112.2      117.1      109.3
  Specialty mortgage finance                             69.0       63.8        4.0
  Commercial business                                    15.6        9.8        7.0
  Commercial real estate                                 60.6       72.1      109.0
 ----------------------------------------------------------------------------------
   Total NPAs                                          $979.3   $1,026.0   $1,183.1
===================================================================================

 NPAs as a percentage of:
  Total loans                                            0.88%      0.90%      1.08%
  Total loans and recourse loans and recourse MBS        0.74       0.75       0.86
  Total assets                                           0.52       0.55       0.68

